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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 19, 2002

NeoPharm, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-90516	51-0327886
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Field Drive, Suite 195, Lake Forest, IL 60045
(Address of principal executive offices) (Zip Code)

(847) 295-8678
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Regulation FD Disclosure

        On April 19, 2002, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that, pursuant to the terms of its License Agreement dated February 19, 1999 with Pharmacia Corporation, the Company had filed for arbitration to resolve a dispute with Pharmacia Corporation concerning unnecessary delays in the development programs for LEP (Liposome Encapsulated Paclitaxel) and LED (Liposome Encapsulated Doxorubicin).

Item 7.    Financial Statements, Pro Forma Financials and Exhibits

(c)
Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 19, 2002

SIGNATURE PAGE

        Pursuant to the requirements of The Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOPHARM, INC.
Dated April 19, 2002	By:	/s/ LAWRENCE A. KENYON Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

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  Item 5. Other Events and Regulation FD Disclosure
  Item 7. Financial Statements, Pro Forma Financials and Exhibits
SIGNATURE PAGE